Exhibit 10.2

Schedule of Grants Made Under Form of 2012-2014 Performance Share Agreement

Name	Title	Target Shares
Christopher O’Donnell	President and Chief Executive Officer	43,300
Diana Purcel	Chief Financial Officer and Secretary	25,000